SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the registrant [ X ]
Filed by a party other than the registrant [     ]
Check the appropriate box:
[     ] Preliminary Proxy Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

APPLIED FILMS CORPORATION
(Name of registrant as specified in its charter)

________________________________________________________________________
(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[ X ] No fee required
[     ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies: ______________________________________
(2)	Aggregate number of securities to which transaction applies:______________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _________________________
(4)	Proposed maximum aggregate value of transaction: _____________________________________________
(5)	Total fee Paid: _________________________________________________________________________

[     ] Fee paid previously with preliminary materials
[     ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid: _________________________________________________________________
(2)	Form, schedule, or registration statement no.: __________________________________________________
(3)	Filing party: ___________________________________________________________________________
(4)	Date filed: ____________________________________________________________________________

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

OCTOBER 21, 2004

APPLIED FILMS CORPORATION

LONGMONT, COLORADO

APPLIED FILMS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholders:

        The Annual Meeting of Shareholders of Applied Films Corporation will be held at 9586 I-25 Frontage Road, Suite 200, Longmont, Colorado 80504, on Thursday, October 21, 2004, at 8:00 A.M., local time, for the following purposes:

1.	To elect three directors, two for a term of three years and one for a term of one year.

2.	To elect one Secretary to the Board for a term of one year.

3.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as Applied Films Corporation’s independent auditors for the 2005 fiscal year.

4.	To transact such other business as may properly come before the meeting or at any adjournment of the meeting.

        Shareholders of record at the close of business August 20, 2004, will be entitled to vote at the meeting or any adjournment of the meeting.

        Your vote is important. It is important that your shares be represented at the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please sign, date and return the enclosed proxy in the envelope provided at your earliest convenience. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a proxy.

Dated: September 23, 2004
Longmont, Colorado

/s/ Lawrence D. Firestone
Lawrence D. Firestone, Chief Financial Officer,
Treasurer, Senior Vice President and Secretary

(This page intentionally left blank.)

APPLIED FILMS CORPORATION
9586 I-25 FRONTAGE ROAD, SUITE 200
LONGMONT, COLORADO 80504

_________________

PROXY STATEMENT

For the Annual Meeting of Shareholders
to be held October 21, 2004

_________________

SOLICITATION OF PROXIES FOR ANNUAL MEETING

        This Proxy Statement is furnished to the Shareholders of Applied Films Corporation in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders which will be held at 9586 I-25 Frontage Road, Suite 200, Longmont, Colorado 80504, October 21, 2004, at 8:00 A.M., local time.

        The Annual Meeting is being held for the following purposes:

1.	To elect three directors, two for a term of three years and one for a term of one year.

2.	To elect one Secretary to the Board for a term of one year.

3.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as Applied Films Corporation’s independent auditors.

4.	To transact such other business as may properly come before the meeting or at any adjournment of the meeting.

        If you are a shareholder of record on August 20, 2004, you may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

        For shares held in street name, you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your shares will be voted by your broker or nominee as you have directed.

        If a proxy in the form distributed by our Board of Directors is properly executed and returned to us, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the nominees named by the Board of Directors in the proxy and FOR the ratification of our independent auditors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by our transfer agent.

        A proxy may be revoked prior to its exercise by delivering a written notice of revocation to the Secretary of our Company, executing and delivering a proxy of a later date or attending the meeting and voting in person. Attendance at the meeting does not automatically act to revoke a proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        On August 20, 2004, there were outstanding 14,838,565 total shares of common stock. The record date for determining the shareholders entitled to vote at the Annual Meeting is August 20, 2004. Each share of common stock is entitled to one vote and shares cannot be voted unless the shareholder is present at the meeting or is represented by proxy.

        The following table sets forth as of August 20, 2004, information concerning persons known to management who may be deemed to be beneficial owners of more than 5% of our common stock. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Massachusetts Financial Services Company
500 Boylston Street
Boston, MA 02116	1,274,970	8.6%

AIM Management Group, Inc.
11 Greenway Plaza
Houston, TX 77046	830,851	5.6%

U.S. Bancorp
800 Nicollet Mall
Minneapolis, MN 55402	797,349	5.4%

FMR Corp.
82 Devonshire Street
Boston, MA 02109	783,500	5.3%

Emerald Advisers, Inc.
1857 William Penn Way
Lancaster, PA 17601	746,631	5.0%

NOTES

(1)

In a Schedule 13F filed August 11, 2004, Massachusetts Financial Services Company disclosed that, as of June 30, 2004, it exercised sole investment discretion over 1,274,970 shares of common stock. Of these 1,274,970 shares, Massachusetts Financial Services Company disclosed that it exercised sole voting authority over 1,253,810 shares and no voting authority over 21,160 shares.

(2)

In a Schedule 13F filed August 12, 2004, AIM Management Group, Inc. disclosed that, as of June 30, 2004, it shared investment discretion with certain of its affiliates over 830,851 shares of common stock. AIM Management Group, Inc. disclosed that it exercised sole voting authority over all such shares.

(3)

In a Schedule 13G/A filed January 30, 2004, U.S. Bancorp disclosed, on behalf of its subsidiary, U.S. Bancorp Asset Management, Inc., that it had beneficial ownership of 797,349 shares of common stock, including 713,949 shares over which it exercised sole voting power, 795,204 shares over which it exercised sole dispositive power, and 2,145 shares over which it exercised shared dispositive power. In a Schedule 13F filed August 12, 2004, U.S. Bancorp disclosed that, as of June 30, 2004, it exercised investment discretion over 401,649 shares. Of these 401,649 shares, U.S. Bancorp disclosed that it exercised sole voting authority over 1,561 shares, shared voting authority over 2,940 shares, and no voting authority over 397,148 shares.

(4)

In a Schedule 13G filed February 17, 2004, FMR Corp., Edward C. Johnson 3d, and Abigail P. Johnson disclosed on behalf of themselves and certain of their affiliates that they had acquired beneficial ownership of 783,500 shares of common stock, over which they had sole dispositive power, but only sole voting power with respect to 45,600 of the shares. In a Schedule 13F filed August 16, 2004, FMR Corp. disclosed that, as of June 30, 2004, it shared investment discretion with certain of its affiliates over 506,326 shares of common stock. Of such 506,326 shares, FMR Corp. disclosed that it exercised sole voting authority over 29,360 shares and no voting authority over 476,966 shares.

(5)

In a Schedule 13F filed July 29, 2004, Emerald Advisers, Inc. disclosed that, as of June 30, 2004, it exercised sole investment discretion over 746,631 shares of common stock. Of these 746,631 shares, Emerald Advisers, Inc. disclosed that it exercised sole voting authority over 512,232 shares and no voting authority over 234,399 shares.

NOMINEES FOR ELECTION AS DIRECTORS

        Our Articles of Incorporation require the division of the Board of Directors into three classes of nearly equal size with staggered three-year office terms. The Articles of Incorporation provide that the Board shall consist of not less than five nor more than nine members. The Board is currently composed of six members.

        Three persons have been nominated, Mr. Alley and Mr. Chapin for re-election, and Mr. Laber for election for the first time, to serve the term indicated below. The Board of Directors has nominated the following persons to election to the Board of Directors:

Person	Annual Shareholder Meeting at Which Term will Expire

Allen H. Alley	2007
John S. Chapin	2005
Gerald J. Laber	2007

        Holders of common stock should complete the accompanying proxy. Unless otherwise directed by a shareholder’s proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing the nominees as directors for the terms indicated above. The nominees are presently serving as directors. The following pages of this Proxy Statement contain more information about the nominees and our other directors.

        A plurality of the votes entitled to be cast at the Annual Meeting is required to elect the nominees as directors of our Company. The individuals who receive this number of votes will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by our transfer agent.

        If any nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person(s) to become a director as the Board of Directors selects. The Board of Directors recommends a vote FOR the election of the persons nominated by the Board.

NOMINEES FOR ELECTION AS SECRETARY TO THE BOARD OF DIRECTORS

        The Board of Directors has nominated the following person for re-election as the Secretary to the Board of Directors:

Person	Annual Shareholder Meeting at Which Term will Expire

Daniel C. Molhoek	2005

        Holders of common stock should complete the accompanying proxy. Unless otherwise directed by a shareholder’s proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing the nominee as Secretary to the Board of Directors for the term indicated above. The nominee is presently serving as Secretary to the Board of Directors. The following pages of this Proxy Statement contain more information about the nominee.

        A plurality of the votes cast at the Annual Meeting is required to elect the nominee as Secretary to the Board of Directors. As such, the individual who receives this number of votes cast by the holders of our common stock will be elected as Secretary to the Board of Directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by our transfer agent.

        If the nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person to become the Secretary to the Board of Directors as the Board of Directors selects. The Board of Directors recommends a vote FOR the election of this person nominated by the Board.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 2, 2005, subject to satisfactory completion by Deloitte & Touche of its standard client acceptance procedures, which are expected to be completed before the Annual Meeting. Representatives of Deloitte & Touche will be present at the annual meeting of shareholders and available to respond to appropriate questions. The Deloitte & Touche representatives will have the opportunity to make a statement if they so desire.

        Although the submission of this matter for approval by shareholders is not legally required, our Board of Directors believes that such submission follows sound corporate business practice and is in the best interests of our shareholders. If our shareholders do not ratify the appointment of Deloitte & Touche, the selection of such firm as our independent auditors will be reconsidered by the Audit Committee.

        The Board of Directors recommends a vote FOR the ratification of our independent auditors.

CHANGE IN INDEPENDENT AUDITORS

        Our combined consolidated financial statements for the fiscal year ending June 26, 2004, have been examined by Ernst & Young LLP, an independent registered public accounting firm.

        We, both for our Company and its subsidiaries, based on the results of a competitive bid process for our annual audit work and the associated compliance work related to the Sarbanes-Oxley Act, decided to dismiss our independent registered public accounting firm, Ernst & Young, and to engage the services of Deloitte & Touche LLP as our new independent registered public accounting firm for the fiscal year ending July 2, 2005. The dismissal of Ernst & Young was approved by the Audit Committee and was effective as of September 10, 2004. Representatives of Ernst & Young are not expected to be present at the annual meeting, and, therefore, will not be available to make a statement or respond to questions. However, representatives of Deloitte & Touche are expected to be present at the annual meeting of shareholders, have the opportunity to make a statement if they so desire, and will be available to respond to questions.

        No Ernst & Young report on the Company’s combined consolidated financial statements for either of the past two fiscal years contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the last two fiscal years of the Company and through the termination of Ernst & Young’s services on September 10, 2004 (the “Relevant Period”), there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to refer to the subject matter of the disagreement(s) in connection with its reports. Also, during the Relevant Period, there were no reportable events as described in Item 304(a)(1)(v) (“Reportable Events”) of the Securities and Exchange Commission’s (the “Commission”) Regulation S-K.

        During the Relevant Period, neither the Company nor (to the Company’s knowledge) anyone acting on behalf of the Company consulted with Deloitte & Touche regarding either the application of accounting principles to a specified transaction (either completed or proposed) or the type of audit opinion that might be rendered on the Company’s financial statements.

        We provided Ernst & Young with a copy of the foregoing disclosures and Ernst & Young in turn provided a letter to the Commission stating its agreement with such statements. We also provided Deloitte & Touche with a copy of the foregoing disclosures.

PRINCIPAL ACCOUNTING FIRM FEES

        The following table sets forth fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for fiscal years 2003 and 2004 and the review of the financial statements included in our Forms 10-Q for fiscal years 2003 and 2004, and fees billed by Ernst & Young LLP for other services rendered:

	2004	2003

Audit Fees (1)	$235,000	$156,750
Audit Related Fees (2)	$5,000	$15,000
Tax Fees	$00	$00
All Other Fees	$00	$00

(1)

Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can be expected to provide, such as consents and comfort letters in connection with our underwritten public offerings.

(2)

Audit related fees consist principally of services rendered in fiscal year 2004 related to internal control process review in connection with compliance with the Sarbanes Oxley Act and services rendered in fiscal year 2003 related to statutory audits.

        Prior to engaging our independent accountant to render audit or non-audit services or engaging any other accountant to render audit services for the Company or its subsidiaries, the engagement is first approved by our Audit Committee. The Audit Committee has adopted a policy governing its pre-approval of audit and non-audit services. The policy contains a list of permitted audit and non-audit services and the levels of fees for each that the Audit Committee has pre-approved for a fiscal year. Pre-approval of any such permitted service may be given as long as (1) it is not given more than one year before the commencement of the specified services, (2) the fees for the services do not exceed the pre-approved range of fees, and (3) there is sufficient back-up documentation for the specific services to be provided (to ensure that they fall within the description of the pre-approved services). Subject to these requirements, the policy gives the Audit Committee the ability to delegate to one or more of its members the authority to grant pre-approval of such permitted services. Any such pre-approvals by such designated members must be reported to the Audit Committee at its next regularly scheduled meeting.

        Supplementary Information. Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 2, 2005, subject to satisfactory completion of Deloitte & Touche LLP of its standard client acceptance procedures. For fiscal year 2004, Deloitte & Touch LLP fees for services related to tax compliance, tax reporting and tax consulting were $137,503, and other Deloitte & Touche LLP fees for due diligence services provided in connection with our acquisition of a business in Taiwan were $38,430. For fiscal year 2003, Deloitte & Touche LLP fees for services related to tax compliance, tax reporting and tax consulting were $127,250.

NOMINEES AND DIRECTORS

        The content of the following table is based upon information as of August 20, 2004, furnished to us by the nominees and other directors.

Name	Age	Year First Became Director	Amount and Nature of Beneficial Ownership		Percent of Common Stock

Nominees for Election as Directors For Terms to Expire in 2007

Allen H. Alley (a)	50	2002	7,000	(1)	*

Gerald J. Laber (b)	60	2004		0(6)	*

Nominee for Election as a Director For a Term to Expire in 2005

John S. Chapin	63	1976	179,317	(2)	1.2%

Directors Whose Terms Expire in 2006

Thomas T. Edman	42	1998	86,381	(3)	*

Vincent Sollitto, Jr. (a)	56	1999	20,000	(4)	*

Director Whose Term Expires in 2005

Richard P. Beck (a)	71	1998	21,000	(5)	*

Nominee for Election as Secretary to the Board of Directors with a Term Expiring in 2005

Daniel C. Molhoek	63	N/A	17,500	(7)	*

*Denotes ownership of less than one percent.

(a)	Member of the Audit, Compensation, and Nominating and Corporate Governance Committees.
(b)	Member of the Audit Committee.

NOTES

(1)	Consists of options to purchase 7,000 shares of common stock exercisable within 60 days.
(2)	Includes (i) 93,053 shares held by Mr. Chapin, (ii) 72,264 shares held by the John Chapin Family Trust, of which Mr. Chapin is the Trustee, and (iii) options to purchase 14,000 shares of common stock exercisable within 60 days.
(3)	Includes (i) 12,791 shares held by Mr. Edman, and (ii) options to purchase 73,590 shares of common stock exercisable within 60 days.
(4)	Consists of options to purchase 20,000 shares of common stock exercisable within 60 days.
(5)	Includes (i) 1,000 shares held by Mr. Beck and his spouse, and (ii) options to purchase 20,000 shares of common stock exercisable within 60 days.
(6)	Appointed director in July 2004.
(7)	Includes (i) 2,500 shares held by Mr. Molhoek, (ii) 500 shares held by Mr. Molhoek and his spouse, (iii) 500 shares held by Mr. Molhoek’s spouse, and (iv) options to purchase 14,000 shares of common stock exercisable within 60 days.

Richard P. Beck has served as our Chairman of the Board since October 2001 and as a director since May 1998. From March 1992 to May 2002, Mr. Beck served in various capacities for Advanced Energy Industries, Inc. (NASDAQ: AEIS), a manufacturer of power conversion and integrated technology solutions, including Senior Vice President from November 2001 to May 2002, Senior Vice President and Chief Financial Officer from February 1998 to November 2001, and Vice President and Chief Financial Officer from March 1992 to February 1998, and he continues to serve as a director of the company. From November 1987 to March 1992, Mr. Beck served as Executive Vice President and Chief Financial Officer of Cimage Corporation, a computer software company. Mr. Beck serves as a director of Photon Dynamics, Inc. (NASDAQ: PHTN), and TTM Technologies, Inc. (NASDAQ: TTMI), and he serves as chairman of their audit committees. Mr. Beck has a Bachelor of Science degree in accounting and a Master’s degree in business administration in finance from Babson College.

Thomas T. Edman has been employed by our company since June 1996 and has served as our President and Chief Executive Officer since May 1998. From June 1996 until May 1998, Mr. Edman served as Chief Operating Officer and Executive Vice President. Mr. Edman has served as a director of our company since July 1998. From 1993 until joining our company, he served as General Manager of the High Performance Materials Division of Marubeni Specialty Chemicals, Inc., a subsidiary of a major Japanese trading corporation. Mr. Edman also serves on the national board of directors of the American Electronics Association, a professional trade organization, and is chairman of its audit committee. He also serves on the Governing Board of the USDC (United States Display Consortium). Mr. Edman has a Bachelor of Arts degree in East Asian studies (Japan) from Yale University and a Master’s degree in business administration from The Wharton School at the University of Pennsylvania.

Vincent Sollitto, Jr. has been a director of our company since October 1999. Since June 2003, Mr. Sollitto has been the President and Chief Executive Officer and a member of the board of Brillian Corporation. From July 1996 to February 2003, Mr. Sollitto was President and Chief Executive Officer and a member of the Board of Directors of Photon Dynamics, Inc. From August 1993 to 1996, Mr. Sollitto was the General Manager of Business Unit Operations for Fujitsu Microelectronics, Inc. From April 1991 to August 1993, he was the Executive Vice President of Technical Operations at Supercomputer Systems, Incorporated. Prior to 1991, Mr. Sollitto spent 21 years in various management positions at IBM, including Director of Technology and Process. Mr. Sollitto serves as a director on the boards of Ultratech Inc. (NASDAQ: UTEK), and Brillian Corporation (NASDAQ: BRLC). Mr. Sollitto holds a Bachelor of Science degree in electrical engineering from Tufts College.

John S. Chapin co-founded Applied Films Lab, Inc. in 1976 and served as Vice President of Research until his retirement in November 2000 and he also served as Corporate Secretary from 1976 to November 2000. Mr. Chapin has also served as a director of our company since its inception. Mr. Chapin is the inventor of the planar magnetron and co-inventor of a reactive sputtering process control. Mr. Chapin has a Bachelor of Science degree in geophysics from the Colorado School of Mines and a Master’s degree in electrical engineering from the University of Colorado.

Allen H. Alley has been a director of our company since September 2002. Mr. Alley co-founded Pixelworks and has served as the President, CEO, and Chairman of the Board of Pixelworks (NASDAQ: PXLW), since its inception in 1997. From 1992 to 1997, Mr. Alley served as the Vice President Corporate Development, Engineering and Product Marketing at InFocus Systems, a leading electronic display company. While at InFocus, Mr. Alley was also the co-CEO of a joint venture with Motorola, Inc. called Motif. From 1986 until 1992, Mr. Alley served as General Partner with Battery Ventures, a venture capital investment firm. From 1983 to 1986, Mr. Alley was the Director of Mechanical Computer Aided Engineering of Computervision Corporation, a computer-aided design software developer. From 1979 to 1983, Mr. Alley was a Lead Mechanical Engineer at Boeing Commercial Airplane Division. From 1976 to 1979, Mr. Alley served as a Product Design Engineer for the Ford Motor Company. Additionally, Mr. Alley serves on the board of directors of the Oregon Museum of Science and Industry, is the Chairman of the Oregon Council of Knowledge and Economic Development, and in February 2002, he accepted an appointment by President George W. Bush to the US-Japan Private Sector Government Commission. Mr. Alley holds a Bachelor of Science degree in mechanical engineering from Purdue University.

Gerald J. Laber has been a director of our company since July 2004. Mr. Laber spent 33 years with Arthur Andersen, LLP, from June 1965 through August 2000, including over 20 years as an audit partner with extensive experience in auditing public companies and dealing with financial statement disclosure and accounting matters. Mr. Laber currently serves on several boards of directors, including: SpectraLink Corporation (NASDAQ: SLNK); Healthetech, Inc. (NASDAQ: HETC); Centennial Specialty Foods (NASDAQ SmallCap Market: CHLE); QualMark Corporation (OTCBB: QMRK); and Scott’s Liquid Gold, Inc. (OTC: SLGD), and he serves as the chairman of their audit committees. Mr. Laber is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants. Mr. Laber has a Bachelor of Science degree in Business Administration with a major in accounting from the University of South Dakota.

Daniel C. Molhoek has been a partner at the law firm of Varnum, Riddering, Schmidt & Howlett LLP, our general counsel, since 1973, and has served as Secretary to the Board of Herman Miller, Inc. (NASDAQ: MLHR) since July 2001 and as Secretary to our Board since October 2001. Mr. Molhoek has a bachelor’s degree in industrial engineering and a juris doctor degree, magna cum laude, from The University of Michigan.

        The Board of Directors, which had ten meetings in the last fiscal year, has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. Each of our directors is expected to attend all meetings of the Board, applicable committee meetings, and is encouraged to attend our annual meeting of shareholders. Each of our directors, who was serving as a director at that time, attended our 2003 annual shareholder meeting, with the exception of Mr. Sollitto. All directors attended at least three-fourths of the aggregate number of meetings of the Board and Board committees which they were eligible to attend. Shareholders and other parties interested in communicating directly with one or more of our directors should write to the Board, c/o Applied Films Corporation, Attn: Secretary, 9586 I-25 Frontage Road, Suite 200, Longmont, Colorado 80504. The corporate Secretary has been directed to forward all relevant correspondence to the director or directors to whom the communication is directed.

Audit Committee

        The responsibilities of the Audit Committee, which met six times during the last fiscal year, include selecting our Company’s independent public accountants, approving the scope of the audit and the audit fee, reviewing financial statements and meeting with such accountants, internal auditors and management. Effective July 20, 2004, our Board of Directors adopted an amended and restated Audit Committee charter which is attached to this Proxy Statement as Appendix A. Each member of the Audit Committee qualifies as an “independent director” under the current listing standards of NASDAQ and regulations promulgated under the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that Mr. Beck and Mr. Laber each qualify as an “Audit Committee Financial Expert” as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934.

        In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2004 Annual Report on SEC Form 10-K with our Company’s management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

        The Committee discussed with the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the independent auditors, the auditors’ independence from us and our management.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in our Annual Report on SEC Form 10-K for the year ended June 26, 2004, for filing with the Securities and Exchange Commission.

Audit Committee of
the Board of Directors of
Applied Films Corporation

Richard P. Beck (Chairman)
Vincent Sollitto, Jr.
Allen H. Alley
Gerald J. Laber

Nominating and Governance Committee

        The Nominating and Governance Committee’s responsibilities include reviewing matters pertaining to Board composition, and its standards and needs; evaluating nominees to the Board and management succession, corporate governance matters; and conflicts and other directorships. The Nominating and Governance Committee has not established specific, minimum qualifications for director nominees. However, the committee’s charter does allow it to consider all factors it deems appropriate, which may include marketing, operational, financial, international, or executive experience in related industries, operational, financial or accounting experience with publicly held companies and whether the person would qualify as an “independent director.” The Nominating and Governance Committee’s charter is available on our website. Each candidate, regardless of who nominates him or her, is evaluated in the same manner and under the same standards. Each current member of the Nominating and Governance Committee qualifies as an “independent director” under the current listing standards of the National Association of Securities Dealers.

        The Nominating and Governance Committee will consider nominees for directors provided by the Company’s Shareholders, provided the Shareholders submit their recommendations no later than 90 days prior to that year’s annual meeting, or with respect to any special meeting at which a director is to be elected, not later than the seventh day after the date of first notice of that meeting, and provided that the Shareholders’ recommendations otherwise comply with applicable securities laws, including Rule 14a-8 under the Securities Exchange Act of 1934. The notice must include: (1) the name and address of the shareholder who intends to make the nomination and of the person or persons nominated, (2) a representation that the shareholder is a holder of record of our stock, entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (3) a description of all arrangements between the shareholder and each nominee and any other person pursuant to which the nomination(s) are to be made by the shareholder, (4) the information regarding each nominee as would be required to be included in a proxy statement filed under Regulations 14A of the Exchange Act had the nominee been nominated by the Board of Directors, and (5) the consent of each nominee to serve as director.

        Our Nominating and Governance Committee does not currently utilize the services of any third party search firm to assist in identifying or evaluating Board candidates. However, the committee may use the services of such a firm as it deems necessary or appropriate.

        The Nominating and Governance Committee has not received any recommended nominations from any of our shareholders in connection with our 2004 annual meeting. The nominees who are standing for election as directors at the 2004 annual meeting are incumbent directors recommended by the committee and nominated by the Board.

        The Nominating and Governance Committee met four times during the last fiscal year.

Nominating and Corporate Governance Committee of the
Board of Directors of
Applied Films Corporation

Allen H. Alley (Chairman)
Richard P. Beck
Vincent Sollitto, Jr.

Compensation Committee

        The Compensation Committee’s responsibilities include making recommendations to the Board with respect to executive compensation, including salaries, bonuses and stock option grants, and administering our stock option plans and Employee Stock Purchase Plan. The Compensation Committee met four times during the last fiscal year.

COMPENSATION OF DIRECTORS

        Directors who are not employees of our Company, are paid an annual fee of $15,000, an annual grant of options to purchase 7,000 shares of our common stock, and a fee of $1,500 per Board meeting or $750 per Board meeting conducted via telephone. Each member of our Audit Committee receives a fee of $2,000 per Audit Committee meeting attended, and each member of all of our other Committees receives a fee of $1,000 per meeting attended. Committee members who participate in a Committee meeting via telephone receive 50% of the meeting fee. In addition, the Chairman of the Board receives an annual $10,000 fee, the chairperson for our Audit Committee receives an annual $10,000 fee, and each chairperson for our other Committees receives an annual $2,000 fee. Directors are reimbursed for their expenses for each meeting attended. Directors who are our employees are not compensated for their service on the Board.

On October 26, 1999, the Board of Directors approved the Applied Films Corporation Outside Director Stock Option Plan. The Outside Director Plan has 124,000 shares of common stock reserved for issuance upon the exercise of options, as approved by the Shareholders on October 24, 2001. The purpose of the Outside Director Plan is to encourage stock ownership by nonemployee directors to provide those individuals with additional incentive to manage our Company effectively and to contribute to our success and to provide a form of compensation that will attract and retain highly qualified individuals as members of the Board of Directors. On October 22, 2003 Mr. Beck, Mr. Sollitto, Mr. Alley, and Mr. Chapin were each granted options to purchase 7,000 shares of common stock at an exercise price of $29.64, which vest on October 22, 2004. On July 22, 2004, Mr. Laber was granted options to purchase 7,000 shares of common stock at an exercise price of $18.02, which vest on July 22, 2005.

        On July 24, 2003, our Board of Directors adopted the Applied Films Corporation Long-Term Incentive Plan subject to approval by our shareholders, which the shareholders approved on October 22, 2003. This plan currently provides for the granting of stock options, stock appreciation rights, restricted stock, performance shares and other stock-based awards to key employees, directors, and consultants of our Company and certain subsidiaries, and to non-employee officers of our Company or the Board of Directors to obtain, in the aggregate, not more than 1,200,000 shares of common stock. The purpose of this plan is to promote our long-term success for the benefit of our shareholders, through stock-based compensation, by aligning the personal interests of plan participants with those of our shareholders. This plan is designed to both allow for plan participants to participate in our future and to enable us to attract, retain and award highly qualified individuals.

COMPENSATION OF EXECUTIVE OFFICERS

Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors, comprised in fiscal 2004 of Vincent Sollitto, Jr., Richard P. Beck and Allen H. Alley, is responsible for recommending the level and manner of compensation of our Executive Officers and Board compensation. The Compensation Committee approves the compensation policies and practices of our Company in establishing the compensation of all employees. The policies reflect our long-time commitment to the participative management process and the resulting emphasis on the collective efforts and achievements of all our employees.

        Compensation Philosophy. Our Company’s and the Compensation Committee’s approach to compensation is to further our goal of empowering our employees, working individually and as a team, to achieve personal and collective goals. Our compensation policies are intended to reward the achievement of annual and long-term goals, both personal and corporate, as well as to encourage future excellent performance.

        Compensation Policies and Programs. For fiscal year 2004, our compensation programs consisted of cash compensation, stock options, and limited stock grants. Each year we utilize external wage surveys to determine the total compensation levels of employees performing roles with organizations of similar size and like function. These pay ranges are then used to establish a base compensation and incentive compensation. In July 2004, the Board of Directors approved the bonus plan for the executive team for fiscal year 2005. Participants include: the Chief Executive Officer and President, the Chief Financial Officer and the other Executive Team members. The target bonus range is from 40% — 50% of base pay, paid annually. The Chief Executive Officer and President, and the Chief Financial Officer’s bonus is based entirely on overall company achievement, and the other Executive Team member bonuses are based 80% on overall company achievement and 20% on individual goal achievement. The company achievement portion of the bonuses consists of four components that are payable independently from one another if certain goals are met, including bookings, revenue, gross margin percentage, and GAAP operating profit. We expect to pay bonuses promptly after receipt of the audited financial statements at the end of fiscal year 2005.

        We believe stock options and stock ownership contribute to the aligning of employee’s interests with those of shareholders. In July 2004, the Board of Directors approved the Executive Stock Option Program for fiscal 2005. Participants include: the Chief Executive Officer and President, the Chief Financial Officer, the other Executive Team members, and key managers.

        We also encourage stock ownership through participation in our Employee Stock Purchase Plan. This plan, available to most of our employees, including our executives, currently permits employees to purchase shares of our common stock at a 15% discount from the market price of such shares.

        Compensation of the Chief Executive Officer and President. The compensation of the Chief Executive Officer and President is arrived at using the same methodology as for other senior executives. During fiscal 2004, Mr. Edman, our Chief Executive Officer and President, was paid a base salary of $271,154 and a cash bonus of $124,174, representing total cash compensation of $395,328. The Chief Executive Officer bonus for fiscal 2004 was determined based on overall company achievement in the areas of bookings, revenue, gross margin percentage, and operating margin. Under our 401(k) plan, we paid Mr. Edman approximately $6,447 (see “Compensation of Executive Officers — Executive Compensation — Benefits.”)

        The Compensation Committee will review the limitations on the deductibility for certain compensation paid to Executive Officers, if any, whose annual compensation exceeds $1,000,000 as imposed by § 162(m) of the Internal Revenue Code. To date, no officer has exceeded that level.

Compensation Committee of the
Board of Directors of
Applied Films Corporation

Vincent Sollitto, Jr. (Chairman)
Richard P. Beck
Allen H. Alley

EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to our executive officers, other than Thomas T. Edman, who also serves as a director:

Name	Age	Position
Lawrence D. Firestone	46	Senior Vice President, Chief Financial Officer, Treasurer, and Secretary
James P. Scholhamer	38	Senior Vice President -- Operations
Joachim Nell	45	Executive Vice President World Wide Sales & Marketing
Jang Ho Bae	46	Vice President Sales & Marketing Asia Pacific

Lawrence D. Firestone has served as our Chief Financial Officer, Treasurer and Secretary since July 1999 and as our Senior Vice President as of July 2003. From 1996 until 1999, Mr. Firestone served as Vice President and Chief Operating Officer of Avalanche Industries, Inc., a contract manufacturer of custom cables and harnesses. From 1993 to 1996, Mr. Firestone served as Director of Finance and Operations for the Woolson Spice and Coffee Company, a gourmet coffee roasting and distribution company, and from 1988 to 1993, as Vice President and Chief Financial Officer for TechniStar Corporation, a manufacturer of robotic automation equipment. From 1981 to 1988, Mr. Firestone served in various capacities and finally as Vice President and Chief Financial Officer at Colorado Manufacturing Technology, a contract manufacturer that specialized in printed circuit board and cable assembly. Additionally, Mr. Firestone serves on the board of directors of HyperSpace Communications, Inc., and he serves as chairman of their Audit and Governance Committees. Mr. Firestone has a Bachelor of Science degree in business administration with a concentration in accounting from Slippery Rock State College.

James P. Scholhamer has served as our Senior Vice President of World Wide Operations, R&D and Design since July 2003. From January 2001 to July 2003, Mr. Scholhamer was the Vice President — Operations and from August 1997 to January 2001 he was the Director of Operations for Thin Film Coatings. From 1992 until he joined the Company, Mr. Scholhamer held the titles of Manufacturing Manager and Process Engineer at Viratec Thin Films, Inc. From 1989 to 1992, Mr. Scholhamer served as Production Manager and Process Engineer at Ovonic Synthetic Materials, Inc., a division of Energy Conversion Devices. Mr. Scholhamer has a Bachelor of Science degree in engineering from The University of Michigan.

Joachim Nell has served as our Executive Vice President of Worldwide Sales and Marketing since January 1, 2004. Mr. Nell joined Applied Films from Jusung Engineering Company, a Korean manufacturer of vacuum deposition equipment for the semiconductor and flat panel display markets where he was the President of its subsidiary Jusung Europe GmbH and the Corporate Vice President, International Markets & Corporate Strategies. Mr. Nell was employed by Jusung Engineering Company from January 2000 through December 2003. Prior to his experience at Jusung, he was the Managing Director of STEAG Electronic Systems a capital equipment supplier to the Semiconductor industry, and before STEAG, Mr. Nell was employed by IBM in various capacities first as an engineer in 1985 and finally as the Marketing & Sales Director of the Electro-Ceramics division. Mr. Nell graduated from the University of Karlsruhe with a degree in electrical engineering (Dipl.-Ing.)

J.H. Bae has served as our Vice President of Asia Pacific since January 1, 2004 and President of Applied Films Korea, Ltd., since July 1, 2003. Mr. Bae joined Applied Films in July 2003 from IPS Ltd., a Korean manufacturer of vacuum deposition equipment for the semiconductor and flat panel display markets where he was the CEO & Executive Director. Mr. Bae was employed by IPS Ltd. from May 1996, through February 2003. Prior to his experience at IPS, he was the Executive Director of Varian Korea Ltd., a manufacturer of vacuum deposition equipment and ion implanter for the semiconductor industry, and before Varian Korea, Mr. Bae was employed by Samsung Electronics and other companies in various capacities first as an Equipment Engineer in 1975 and finally as the Sales & Service Director of JaeLim Engineering Ltd.

Executive Compensation

        The following table sets forth compensation paid by our Company to the Named Executive Officers for services rendered during fiscal 2004, 2003, and 2002.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term Compensation
Name and Principal Positions	Fiscal Year	Salary	Other Annual Compensation (1)		Securities Underlying Options (#)	All Other Compensation (2)
Thomas T. Edman	2004	$271,154	$124,174		60,000	$6,447
Chief Executive Officer and	2003	$224,999	$72,456		14,900	$5,711
President	2002	$220,673	$77,459		20,000	$7,114

Lawrence D. Firestone	2004	$194,999	$79,011		40,000	$4,922
Senior Vice President and Chief	2003	$188,557	$42,103		11,900	$4,713
Financial Officer	2002	$181,442	$50,439		15,000	$4,608

Graeme L. Hennessey (7)	2004	$222,115	$91,937	(9)	10,000	$96,850	(6)
	2003	$202,870	$16,107		10,500	$135,989	(3)
	2002	$166,594	$40,098		10,400	$157,646	(4)

James P. Scholhamer	2004	$155,000	$42,156		20,000	$86,512	(8)
Senior Vice President - Operations	2003	$150,000	$13,212		9,300	$26,786	(5)
	2002	$147,116	$32,445		9,300	$4,481

Jang Ho Bae (10)	2004	$166,080	$54,689		33,500	---
Vice President Sales &
Marketing Asia Pacific

Joachim Nell (11)	2004	$116,451	---		30,000	---
Executive Vice President World Wide
Sales & Marketing

(1)	Represents compensation under our executive bonus plan for each fiscal year.
(2)	Represents Company matches under our 401(k) plan. See “Compensation of Executive Officers – Executive Compensation – Benefits”.
(3)	Represents $3,835 of company matches under our 401 (k) plan, and $132,154 of foreign assignment allowances.
(4)	Represents $3,836 of company matches under our 401(k) plan and $153,810 of foreign assignment allowances.
(5)	Represents $4,500 of company matches under our 401(k) plan and $22,286 of foreign assignment allowances.
(6)	Represents $6,603 of company matches under our 401(k) plan, and $90,247 of foreign assignment allowances.
(7)	Mr. Hennessey was employed as Vice President – Sales and Marketing until his retirement in June 2004.
(8)	Represents $4,644 of company matches under our 401(k) plan, and $81,868 in foreign assignment allowances.
(9)	Represents fiscal year 2003 and fiscal year 2004 bonuses and profit sharing.
(10)	Mr. Bae began employment with the Company in July 2003.
(11)	Mr. Nell began employment with the Company in January 2004.

        Option Grants in Last Fiscal Year. Under Option Plans, key employees and certain non-employee directors may be granted options to purchase our common stock. As of June 26, 2004, an aggregate of 2,647,000 shares of common stock were reserved for issuance pursuant to our Option Plans. Shown below is information on grants of stock options during the 2004 fiscal year to the Named Executives.

Name	Number of Shares Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price $/Sh (2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3) 5% ($) 10% ($)

Thomas T. Edman	15,000	3.29%	29.39	7/24/13	277,248	702,600
	15,000	3.29%	29.64	10/22/13	279,606	708,577
	15,000	3.29%	38.27	1/21/14	361,017	914,888
	15,000	3.29%	29.43	4/21/14	277,625	703,557

Lawrence D. Firestone	10,000	2.20%	29.39	7/24/13	184,832	468,401
	10,000	2.20%	29.64	10/22/13	186,404	472,385
	10,000	2.20%	38.27	1/21/14	240,678	609,925
	10,000	2.20%	29.43	4/21/14	185,084	469,038

Graeme L. Hennessey	5,000	1.10%	29.39	7/24/13	92,416	234,200
	5,000	1.10%	29.64	10/22/13	93,203	236,192

James P. Scholhamer	5,000	1.10%	29.39	7/24/13	92,416	234,200
	5,000	1.10%	29.64	10/22/13	93,202	236,192
	5,000	1.10%	38.27	1/21/14	120,339	304,963
	5,000	1.10%	29.43	4/21/14	92,542	234,519

Joachim Nell	20,000	4.39%	33.14	1/1/14	416,831	1,056,333
	5,000	1.10%	38.27	1/21/14	120,339	304,963
	5,000	1.10%	29.43	4/21/14	92,542	234,519

Jang Ho Bae	21,750	4.77%	29.39	7/24/13	402,010	1,018,772
	1,750	0.39%	29.64	10/22/13	32,620	82,667
	5,000	1.10%	38.27	1/21/14	120,339	304,963
	5,000	1.10%	29.43	4/21/14	92,542	234,519

(1)	Options become exercisable 25% each year for four years, starting one year from date of grant.

(2)	The exercise price is equal to the fair market value of the shares on the date the option is granted. The exercise price may be paid in cash.

(3)

These amounts are based on assumed rates of appreciation only. Actual gains, if any, on stock option exercises will be dependent on overall market conditions and on the future performance of our common stock. There can be no assurance that the amounts reflected in this table will be realized.

        Fiscal Year-End Options Values. Shown below is information with respect to unexercised options to purchase shares of our common stock granted under the Option Plans to the Named Executives and held by them at June 26, 2004. Other than Messrs. Hennessey and Scholhamer, none of the Named Executives exercised stock options during fiscal 2004.

Name	Shares Acquired on	Value	Number of Shares Subject to Unexercised Options Held at June 26, 2004		Value of Unexercised In-the- Money Options at June 26, 2004 (1)
	Exercise (#)	Realized	Exercisable	Unexercisable	Exercisable		Unexercisable

Thomas T. Edman	---	---	66,728	81,172		$1,526,004	$307,615
Lawrence D. Firestone	---	---	44,980	56,420		$1,050,250	$235,667
Graeme L. Hennessey	1,950	$23,558	29,814	---		$266,333	$--
James P. Scholhamer	10,000	$288,184	22,953	31,620		$513,291	$165,553
Joachim Nell	---	---	---	30,000	$	---	$5,250
Jang Ho Bae	---	---	---	33,500	$	---	$30,428

(1)

The value of unexercised options reflects the increase in market value of our common stock from the date of grant through June 26, 2004 (when the closing price of our common stock was $30.48 per share). Value actually realized upon exercise by the Named Executives will depend on the value of our common stock at the time of exercise.

    Benefits. We provide group health and life insurance benefits and supplemental unemployment benefits to our regular employees, including executive officers. We also maintain a 401(k) personal investment plan in which all of our United States regular employees are eligible to participate. We match 100% of the first 2% of an employee’s contribution and 25% of a subsequent 4% of an employee’s contribution.

        Pension Plan. The following table sets forth the estimated annual benefits payable on June 26, 2004, upon normal retirement at age 65, to our German regular employees, including executive officers, in the specified compensation and years of service classifications under our German pension plan. Projected benefits are computed on a straight line annuity basis, and such benefits are in addition to any amounts which may be received under the German Bundesversicherungsanstalt für Angestellte (BfA).

	Years of Benefit Service
Average Monthly Compensation (1)	20	25	30	35	40

	(in U.S. Dollars)

$ 1,000	60	75	90	105	120

$ 2,000	120	150	180	210	240

$ 3,000	180	225	270	315	360

$ 4,000	240	300	360	420	480

$ 5,000	300	375	450	525	600

$ 6,000	360	450	540	630	720

$ 7,000	420	525	630	735	840

$ 8,000	480	600	720	840	960

$ 9,000	540	675	810	945	1080

$10,000	600	750	900	1050	1200

$11,000	660	825	990	1155	1320

$12,000	720	900	1080	1260	1440

(1)

Compensation is determined under the pension plan by the average of the participant’s monthly salary for the last twenty-four months of service (the amount included under the column “Salary” in the Summary Compensation Table), subject to a maximum years of service of forty years.

        Severance Benefit Agreements. We have entered into individual severance agreements with two of our named executives, Mr. Edman and Mr. Firestone. Each agreement provides severance benefits to the executive if his employment is terminated by us without cause or if he voluntarily terminates his employment for good reason, within six months before a change-in-control of our Company occurs and after our Board became aware that any person was seeking to effect a change-in-control, or within two years after a change-in-control. For the purpose of these agreements, a “change-in-control” is defined as any occurrence with respect to our Company that would cause us to report the occurrence pursuant to Item 6(e) of Schedule 14A of Regulation 14A under the Securities and Exchange Act of 1934, including if any person is or becomes the beneficial owner of forty percent (40%) or more of the combined voting power of our then outstanding securities; or if a majority of the our Board is comprised of other than continuing directors; or a purchase, buyout, merger or consolidation, or other reorganization occurs, except where our voting securities immediately prior to the merger or consolidation continue to represent fifty percent (50%) or more of the combined voting power of our or the surviving entities outstanding stock immediately after the merger or consolidation.

        Severance benefits will not be payable if we terminate the executive’s employment for cause or if the executive resigns for reasons other than a substantial change in the terms or conditions of the executive’s employment. Either executive may resign as a result of a substantial change in the terms or conditions of his employment after a change-in-control and retain the benefits provided under the agreement. A substantial change in terms or conditions of employment will be deemed to have occurred if any of the following occurs: the executive’s base salary is reduced; the executive is discriminated against as to bonuses, salary increases or fringe benefits; the executive is assigned duties which result in a significant reduction or material change in his authority or responsibility; or the executive is relocated to a place in excess of fifty miles from the location where the executive was based at the time the agreement was executed. The agreements continue for three years and will terminate in July 2005 unless we take action to extend the term for an additional three year term, and the agreements will continue to extend for additional three year terms thereafter unless the Board gives notice at least 180 days prior to the end of a term. These agreements provide a severance benefit of: (i) a lump sum payment equal to one times the executive’s highest annualized base salary rate within the three years prior to termination, plus one times the executive’s average earned bonus of the two fiscal years prior to the change-in-control; (ii) a lump sum cash payment equal to the sum of the executive’s unpaid base salary and accrued vacation and pay through the termination date, a pro rata portion of the executive’s average earned bonus over the two full fiscal years prior to the change-in-control; (iii) a continuation of health care, life and accidental death and dismemberment, and disability insurance for twelve months after termination; and (iv) any other amounts or benefits that were required to be paid or provided that were not previously received.

        If, following a change-in-control, the executive’s employment is terminated for cause or for a reason other than death, disability or good reason, the executive shall receive his full base salary and accrued vacation through the termination date, plus all other amounts to which the executive is entitled under any then current compensation plans.

        If the executive becomes entitled to severance benefits and all or any part of the benefits will be subject to tax imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), our Company will pay to the executive in cash an additional amount such that after payment by the executive of any federal, state, and local income tax, penalties, interest, the executive will retain an amount of the additional payment equal to the Section 4999 tax upon the severance benefits.

        Security Ownership of Management. The following table shows, as of August 20, 2004, the number of shares beneficially owned by each of the Named Executives identified in the executive compensation tables of this Proxy Statement and by all Directors and Executive Officers as a group. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

Name	Amount and Nature of Beneficial Ownership		Percent of Common Stock
Thomas T. Edman	86,381	(1)	*
Lawrence D. Firestone	56,015	(2)	*
James P. Scholhamer	25,946	(3)	*
Joachim Nell	1,700	(4)	*
Jang Ho Bae	5,438	(5)	*
John S. Chapin	179,317	(6)	1.2
Vincent Sollitto, Jr	20,000	(7)	*
Richard P. Beck	21,000	(8)	*
Allen H. Alley	7,000	(9)	*
Gerald J. Laber	---		---
All Executive Officers and Directors as a Group (12 persons)	402,897	(10)	2.7
* Denotes ownership of less than one percent

(1)	Includes (i) 12,791 shares held by Mr. Edman, and (ii) options to purchase 73,590 shares of common stock exercisable within 60 days.

(2)	Includes (i) 6,060 shares held by Mr. Firestone, (ii) 50 shares held by Mr. Firestone’s children, and (iii) options to purchase 49,905 shares of common stock exercisable within 60 days.

(3)	Consists of options to purchase 25,946 shares of common stock within 60 days.

(4)	Consists of 1,700 shares held by Mr. Nell.

(5)	Consists of options to purchase 5,438 shares of common stock exercisable within 60 days.

(6)

Includes (i) 93,053 shares held by Mr. Chapin, (ii) 72,264 shares held by the John Chapin Family Trust, of which Mr. Chapin the Trustee, and (iii) options to purchase 14,000 shares of common stock exercisable within 60 days.

(7)	Consists of options to purchase 20,000 shares of common stock within 60 days.

(8)	Includes (i) 1,000 shares held by Mr. Beck and his spouse, and (ii) options to purchase 20,000 shares of common stock exercisable within 60 days.

(9)	Consists of options to purchase 7,000 shares of common stock exercisable within 60 days.

(10)	Includes options to purchase 215,879 shares exercisable within 60 days.

SHAREHOLDER RETURN PERFORMANCE GRAPH

        The following line graph compares the cumulative total shareholder return on our common stock with the cumulative total return of the NASDAQ Stock Market (U.S.) and the cumulative total return of an industry peer group (the “Peer Group”) for the period commencing July 3, 1999, and ending June 26, 2004. The new Peer Group consists of Intevac, Inc., Photon Dynamics, Inc., Ulvac Inc., and Unaxis Holding. The old Peer Group consists of Three-Five Systems, Inc., Southwall Technologies, Inc., Photon Dynamics, Inc., and Intevac, Inc. We believe that the companies in the new peer group offer products and pursue markets that more closely correspond to the products we manufacture and the markets we pursue. The graph assumes the investment of $100 on July 3, 1999 in our common stock, the NASDAQ Stock Market (U.S.) and the Peer Group Index with dividends reinvested.

APPLIED FILMS CORP		NEW PEER GROUP
Peer Group Cumulative Total Return		Weighted Cumulative Total Return						%Peer Group Market Cap
(Weighted Average by Market Value)		7/99	7/00	6/01	6/02	6/03	6/04	26-Ju	n-04

Peer Group Weighted Average:		100	196.42	96.85	84.80	66.34	88.47

INTEVAC INC	IVAC	100.00	75.32	86.91	49.38	135.70	178.57	5.26%
PHOTON DYNAMICS INC	PHTN	100.00	615.98	222.68	247.42	222.52	288.08	26.97%
ULVAC INC	ULVAF	0.00	0.00	0.00	0.00	0.00	85.65	0.00%
UNAXIS HOLDING	UNAX	100.00	180.64	93.33	78.42	55.26	74.63	67.77%

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16 of the Securities Exchange Act of 1934, our directors and executive officers, as well as any person holding more than 10% of our common stock, are required to report initial statements of ownership of our securities and changes in such ownership to the Securities and Exchange Commission. Based upon a review of the copies of such forms furnished to us, we believe that the reporting persons complied with the filing requirements applicable to them.

SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

        Any proposal of a shareholder intended to be presented for action at our 2005 annual meeting pursuant to Securities and Exchange Commission Rule 14a-8, must be received by the Company not later than May 11, 2005, if the shareholder wishes the proposal to be included in our proxy materials for that meeting. Any such proposals must be submitted in accordance with applicable Securities and Exchange Commission rules and regulations. Any shareholder proposal not submitted pursuant to the Rule 14a-8 will not be eligible for inclusion in our proxy materials for the 2005 Annual Meeting, but may be submitted to the Company. All shareholder proposals must be received by the Company at Applied Films Corporation, 9586 I-25 Frontage Road, Suite 200, Longmont, Colorado 80504, Attention: Corporate Secretary.

AVAILABILITY OF 10-K ANNUAL REPORT

        An annual report on Form 10-K to the Securities and Exchange Commission for the year ended June 26, 2004 containing certified financial statements has been mailed to the shareholders with these materials and also will be provided free to shareholders upon written request. Write Applied Films Corporation, Attention: Chief Financial Officer, 9586 I-25 Frontage Road, Suite 200, Longmont, Colorado 80504.

MISCELLANEOUS

        Our management is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying forms of proxy to vote thereon in accordance with their best judgment.

        The cost of soliciting proxies in the accompanying forms will be borne by us. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by some of our regular employees.

        The above Notice and Proxy Statement are sent by order of the Board of Directors.

September 23, 2004

/s/Richard P. Beck Richard P. Beck CHAIRMAN OF THE BOARD

Appendix A

APPLIED FILMS CORPORATION

AUDIT COMMITTEE CHARTER

ORGANIZATION

There shall be a committee of the board of directors of Applied Films Corporation to be known as the Audit Committee. The Audit Committee shall be composed of at least three directors, none of whom shall be employees of the corporation and each of whom shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board of Directors and in accordance with the independence requirements of The NASDAQ Stock Market (“NASDAQ”) and the rules and regulations of the Securities and Exchange Commission (“SEC”); provided, however, that if permitted by the NASDAQ rules and the rules and regulations of the SEC, one member need not meet the independence requirements under the conditions specified by such requirements and rules and regulations. The members of the Audit Committee shall also be able to read and understand the financial statements of the corporation and otherwise comply with the experience requirements of the NASDAQ and SEC rules and regulations.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community to oversee corporate accounting and reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication with the independent auditors, the internal auditors, and the financial management of the corporation. The Audit Committee shall also establish procedures, and maintain easy access to the Audit Committee, for all employees and consultants to the corporation to voice concerns and report potential misconduct to the Audit Committee. The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are to report directly to the Audit Committee, and that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the corporation’s stockholders. The Audit Committee shall have authority to engage independent advisors. The Corporation will provide funding as deemed appropriate by the Audit Committee, for the independent auditor or other independent accountants issuing audit, review or attest services to the Corporation and any advisors retained by the Audit Committee.

RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

•	Meet quarterly to review company financial information, prior to the release of such information to the public.

•	Have sole authority to hire and terminate the independent auditors

•	Have sole responsibility for all functions of the independent auditors, who shall report to the Committee.

•	Negotiate, execute and deliver the engagement letter to be entered into between the corporation and the independent auditors, and establish the compensation to be received by the independent auditors.

•	Evaluate on a periodic basis the independent auditors to be engaged to audit the financial statements of the corporation and its divisions and subsidiaries.

•	Have the sole authority to approve non-audit services to be performed by the independent auditors and audit services provided by any public accounting firm providing audit or attest services, and the fees therefore, as permitted by the NASDAQ rules and the rules and regulations of the SEC, which authority the Audit Committee may delegate to one or more members of the Audit Committee.

•	Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors, the corporation’s internal auditor, if applicable, and financial and accounting personnel, the adequacy and effectiveness of the accounting, financial and disclosure controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee should adopt and periodically review company policy statements including a code of ethics for financial officers and determine their adherence to the corporation’s code of conduct.

•	Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

•	Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

•	Review the quarterly and annual financial statements, Management’s Discussion and Analysis sections Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, with management and the independent auditors, as well as reserves and estimates and the assumptions therefore and all significant correcting adjustments identified by the independent auditors or disagreements between management and the independent auditors, to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

•	Review critical accounting policies and practices, alternative treatments of financial information discussed by management and the independent auditors. Discuss with the independent auditors matters required to be discussed under Statement of Auditing Standards No. 100 and their judgment of the quality, not just the acceptability of the Company’s accounting principles.

•	Approve new or material changes in the Company’s accounting principles, practices and policies or assumptions.

•	Provide sufficient opportunity for the internal, if applicable, and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit, including their access to all requested records, data and information.

•	Receive written statements from the independent auditors delineating all relationships between the independent auditors and the corporation consistent with Independence Standards Board Standard No. 1, and consider and discuss with the auditors any disclosed relationships or services that could affect the auditors’ objectivity and independence, and if so determined by the Audit Committee, take appropriate action to resolve issues regarding the independence of the auditors.

•	Review accounting and financial human resources and succession planning for those functions within the corporation.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain and pay for, out of corporation funds, outside counsel and other advisors for this purpose if, in its judgment, that is appropriate.

•	Review and approve (to the extent not previously approved by the corporation’s Board of Directors) related party transactions as such term is used by SFAS No. 57 or by rules of NASDAQ or the SEC, as required by any Ethics Policy or Code of Conduct adopted by the Board or the Audit Committee or as otherwise required to be disclosed in the corporation’s financial statements or periodic filings with the SEC. It is management’s responsibility to bring such related party transactions to the attention of the members of the Audit Committee.

•	Review corporation press releases containing financial information for the purpose of ensuring that such press releases properly disclose financial information presented in accordance with generally accepted accounting principles, adequately disclose how pro forma information differs from financial information presented in accordance with generally accepted accounting principles and do not give undue prominence to such pro forma information or otherwise provide misleading presentations of the corporation’s results of operations or financial condition.

•	Have the sole authority to approve the hiring of any employee who is employed by the independent auditor, or has been employed by the independent auditor within the five years prior to the date of determination whether or not to hire such employee.

•	Establish and maintain procedures for, and a policy of, open access to the members of the Audit Committee by the employees and consultants to the corporation to enable the employees and consultants to bring to the attention of the Audit Committee concerns held by such employees and consultants regarding the financial reporting of the corporation, and to report potential misconduct to the Audit Committee.

•	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the corporation’s annual proxy statement and approve certifications required by the NASDAQ.

•	Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

•	Perform such other functions and to have such power as it may deem necessary or advisable in the efficient and lawful discharge of the foregoing.

        The operation of the Audit Committee shall be subject to the By-laws as in effect from time to time and the laws of the State of Colorado.

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An annual report to shareholders for the year ended June 26, 2004 containing certified financial statements is being mailed to the shareholders with these materials.

[Name and Address]

	[__]	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directorss

1. The Board of Directors recommends a vote FOR the following nominees.

		For	Withhold
01	Election of a Director for a term expiring in 2007: Allen H. Alley	[__]	[__]

02	Election of a Director for a term expiring in 2007: Gerald J. Laber	[__]	[__]

03	Election of a Director for a term expiring in 2005: John S. Chapin	[__]	[__]

04	Election of a Secretary to the Board for a term expiring in 2005: Daniel C. Molhoek	[__]	[__]

B Issues

The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	Ratification of Deloitte & Touche LLP as Applied Films Corporation's Independent Auditors for fiscal 2005.	[__]	[__]	[__]

3.	In their discretion, the Proxies are authorized to act upon such other business as may properly come before the meeting.	[__]	[__]	[__]

		Yes	No
I plan to attend the meeting.		[__]	[__]

C   Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please sign your name as it appears hereon. When shares are held jointly, each holder should sign. When signing for an estate, trust or corporation, the title and capacity should be stated. Persons signing as attorney-in-fact should submit powers of attorney exactly as name appears hereon.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

		/	/

Proxy — Applied Films Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Lawrence D. Firestone and Thomas T. Edman as Proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent and to vote, as designated herein, all of the shares of common stock of Applied Films Corporation held of record by the undersigned on August 20, 2004, at the Annual Meeting of Shareholders to be held on October 21, 2004, or at any adjournment thereof.

When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE LISTED PROPOSALS.

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!
 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Have this proxy card in hand when you call.

•	Call toll free 1-888-583-6175 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.		•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY
• •	Enter the Control number and PIN Number located below. Follow the simple recorded instructions		•	Enter the information requested on your computer screen, including your Control Number and PIN Number located below.
			•	Follow the simple instructions on the screen.

	Option 1:	To vote as the Board of Directors recommends on ALL proposals: Press 1.
When asked, please confirm your vote by pressing 1.

	Option 2:	If you choose to vote on EACH proposal separately, press 0 and follow the simple recorded instructions.

CONTROL NUMBER	PIN NUMBER

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on October 21, 2004.
THANK YOU FOR VOTING.